CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form N-4 of Allstate Life Insurance Company Variable Annuity Separate Account C ("the Account"; formerly known as Charter National Variable Annuity Account) (File No. 811-05279) of our report dated March 4, 2015, relating to the financial statements and the related financial statement schedules of Allstate Life Insurance Company, and to the use of our report dated March 31, 2015 relating to the financial statements of the sub-accounts of the Account, appearing in the Supplement to the Statement of Additional Information, which is a part of such Registration Statement, and to the references to us under the heading
"Independent Registered Public Accounting Firm" in such Supplement to the Statement of Additional Information.

/s/ Deloitte & Touche LLP

Chicago, Illinois
January 4, 2016